Exhibit 10.1

Execution Version

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is effective as of March 6, 2017 (the “Amendment Effective Date”), by and among Lyondell Chemical Company, a Delaware corporation (the “Company”), LyondellBasell Industries N.V., a public limited liability company formed under the laws of The Netherlands (the “Parent Company”), and Bhavesh (Bob) V. Patel (the “Executive” and, together with the Company and the Parent Company, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated December 18, 2014 but effective as of January 12, 2015 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement in the manner reflected herein;

WHEREAS, the Compensation Committee of the Supervisory Board of the Parent Company has approved the amendment of the Agreement in the manner reflected herein; and

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.    Term of Employment. Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

“1. Term of Employment.

(a) The Company agrees to employ Executive, and Executive agrees to be employed by the Company, pursuant to the terms and conditions of this Agreement. The term of Executive’s employment by the Company pursuant to this Agreement shall commence as of the Effective Date of this Agreement and shall expire on December 31, 2018, subject to earlier termination in accordance with Section 4 hereof (the “Initial Term”).

(b)    Subject to earlier termination in accordance with Section 4 hereof, the term of Executive’s employment pursuant to the terms of this Agreement shall continue in accordance with the terms of this Agreement for additional one-year terms (each, a “Renewal Term”), after the Initial Term, unless either the Company or Executive provides written notice of termination to the other party at least 90 days (120 days for notice provided by Executive) before the commencement of a Renewal Term (“Notice of Non-Renewal”), in which case the term of employment shall terminate as of the 90th day (120th day in the case of notice provided by Executive) immediately following the giving of such notice unless an earlier termination date is agreed to by the parties (the period during which Executive is employed hereunder is referred to as the “Term”).”

2.    Base Salary. Section 3(a) of the Agreement is amended to reflect a Base Salary at an annualized rate of $1,500,000, beginning on January 1, 2017.

3.    Annual Bonus. Section 3(b) of the Agreement is amended to reflect a target bonus amount of not less than 160% of Executive’s then current Base Salary.

4.    LTI Awards. Section 3(c)(i) of the Agreement is amended to reflect that Executive’s LTI Awards granted each fiscal year during the Term shall have an aggregate value of not less than 750% of the amount of Executive’s then current Base Salary, and shall otherwise be determined in accordance with the provisions of Section 3(c)(i) of the Agreement.

5.    Severance Multiples. Section 4(c)(ii) of the Agreement is hereby deleted and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

“(ii)    A lump sum severance payment in an amount equal to the sum of Executive’s then current annual Base Salary and Executive’s target Annual Bonus for the year of termination (the “Annual Compensation Amount”) multiplied by 1.50 (or in the event of an applicable termination of employment during a Protection Period (as defined below), a severance payment in the amount equal to 2.50 times the Annual Compensation Amount), payable on the 60th day following the Date of Termination;”

6.    Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

7.    Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signatures begin on next page.]

Execution Version

The Parties have executed this Amendment to Employment Agreement effective as of the Amendment Effective Date.

LYONDELLBASELL INDUSTRIES N.V.

By:	/s/ Jeffrey Kaplan
Name:	Jeffrey A. Kaplan
Title:	Executive Vice President and
Chief Legal Officer

LYONDELL CHEMICAL COMPANY

By:	/s/ Jeffrey Kaplan
Name:	Jeffrey A. Kaplan
Title:	Executive Vice President and
Chief Legal Officer

EXECUTIVE

/s/ Bhavesh Patel
Bhavesh (Bob) V. Patel

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